SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


  Date of Report (Date of earliest event reported) November 13,
                              2000

                       DIASENSOR.COM, INC.
     (Exact name of registrant as specified in its charter)



    Pennsylvania                       0-26504            25-1605848
 (State of other jurisdiction     (Commission File Number)    (IRS Employer
       of  incorporation)                            Identification no.)


    2275 Swallow Hill Road, Bldg. 2500; Pittsburgh. PA  15220
    (Address of principal executive offices)           (Zip Code)



                         (412) 279-9740
       Registrant's telephone number, including area code


_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)



Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          Not applicable.

Item 6.   Resignation of Registrant's Directors.

          On November 13, 2000, the Company received a letter indicating that David L. Purdy resigned from the Company's Board of Directors. (Resignation letter
          Attached).

Item 7.   Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not Applicable.

          (b)   Pro Forma Financial Information - Not Applicable.

          (c)  Exhibits -  David L. Purdy letter of resignation.


                           SIGNATURES


      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DIASENSOR.COM, INC.


                              by      _________________________
                                      Fred E. Cooper, President
DATED:  November 14, 2000





                        Biocontrol Technology, Inc.
              625 Kolter Drive, Indiana, PA  15701
               (724) 349-9147  Fax (724) 349-8610
                          www.bico.com





                        November 13, 2000



Mr. Fred E. Cooper
CEO and President
Diasensor.com, Inc.
2275 Swallow Hill Road
Building 2500, 2nd Floor
Pittsburgh, PA  15220

Dear Fred,

     This letter will confirm our conversation of November 3, 2000, in which you advised me that you will not honor our agreement of May 30, 2000.

     As a result, you have rendered it impossible for me to continue to perform my duties as Chairman of Diasensor.com, Inc.
and CEO and President of Biocontrol Technology, Inc.
Accordingly, I will resign effective February 11, 2001.


                              Sincerely,

                              /s/ Dave
                              David L. Purdy

DLP/lb